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                                                                   EXHIBIT 10.19

             ASSIGNMENT OF CREDIT FACILITIES AND FINANCING DOCUMENTS


        THIS ASSIGNMENT OF CREDIT FACILITIES AND FINANCING DOCUMENTS (the "Assignment") is made by and among BANK OF AMERICA, N.A., a national banking association ("Assignor"), TECHTEAM RETAIL, LLC, a Michigan limited liability company ("Assignee"), CYNTERGY CORPORATION, a Delaware corporation (the "Borrower"), ROBERT N. GRIMES and his wife BETH GRIMES, each residents of the State of Maryland (collectively, the "Guarantors" and individually, a "Guarantor") and CYNTERGY EMEA, LTD (f/k/a Strategic Technology Services International, Ltd.), a Delaware corporation (the "Pledgor").


                                 R E C I T A L S

        A. Pursuant to that certain Financing and Security Agreement dated January 29, 1999 (as amended, restated, renewed, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and between Assignor and the Borrower, Assignor agreed to make available to the Borrower (i) a line of credit for term loans in the maximum aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Equipment Line"), to be used by the Borrower to finance and/or refinance the purchase of equipment, and
(ii) a revolving credit facility in the maximum principal amount of Six Million Dollars ($6,000,000) (the "Revolving Loan"), to be used by the Borrower for working capital. Assignor has also made available to the Borrower a term loan in the original principal amount of One Hundred Sixty Nine Thousand Eight Hundred Seventy Six and 00/100 Dollars ($169,876) (the "Additional Term Loan"). The Equipment Line, the Revolving Loan, and the Additional Term Loan are hereinafter called collectively the "Credit Facilities".

        B. The Revolving Loan is evidenced by a Revolving Promissory Note dated January 29, 1999 issued by the Borrower and made payable to the order of Assignor (as amended, restated, renewed, supplemented or otherwise modified from time to time, the "Revolving Note"). Advances under the Equipment Line are evidenced by seven (7) separate term notes issued by the Borrower made payable to the order of Assignor (as amended, restated, renewed, supplemented or otherwise modified from time to time, the "Term Notes"). The Additional Term Loan is evidenced by a Promissory Note dated February 5, 1999 issued by the Borrower and made payable to the order of Assignor (as amended, restated, renewed, supplemented or otherwise modified from time to time, the "Additional Term Note"). The Revolving Note, the Term Notes and the Additional Term Note are sometimes hereinafter called collectively the "Notes."

        C. The Borrower's obligations in connection with the Credit Facilities are secured by the Collateral (as defined in the Financing Agreement) and are guaranteed by the Guarantors pursuant to and to the extent set forth in
(i) a Guaranty of Payment Agreement dated January 29, 1999 given by Robert N. Grimes in favor of Assignor (as amended, restated, renewed, supplemented or otherwise modified from time to time, the "Unlimited Guaranty"), and (ii) a Limited Recourse Guaranty of Payment Agreement dated January 29, 1999 given by Beth

Grimes to Assignor (as amended, restated, renewed, supplemented or otherwise modified from time to time, the "Limited Guaranty") (the Unlimited Guaranty and the Limited Guaranty being hereinafter called collectively the "Guaranties"). The Financing Agreement, the Notes, the Guaranties, and all other documents now or hereafter executed and delivered by the Borrower, the Guarantors, or any other party or parties to evidence, secure, or guarantee, or otherwise in connection with, the Credit Facilities are hereinafter called collectively the "Financing Documents." As used herein, the term "Obligations" shall mean the unpaid principal balance of the Credit Facilities, together with all accrued and unpaid interest thereon and all of the other obligations owed by the Borrower and/or the Guarantors to Assignor under and pursuant to the Financing Documents.

        D. On or about March 1, 2000, Assignor notified the Borrower that advances under the Revolving Loan exceeded availability under the Borrowing Base by $2,677,882 (the amount of such excess being hereinafter called the "Over-Advanced Amount") and that such circumstance constituted a default under the Financing Agreement. Subsequent thereto, the Borrower requested that Assignor waive such default as well as certain other defaults then existing on the condition that the Borrower agree, among other things, to modify certain of the terms of the Financing Documents, to cancel all remaining availability under the Equipment Line, to increase the rate of interest payable on the Over-Advanced Amount and to use its best efforts to raise additional equity and/or obtain subordinated debt, mezzanine financing or other sums acceptable to Assignor, the proceeds of which were to be used to repay the Borrower's outstanding obligations. Accordingly, on or about June 29, 2000, the Borrower, the Guarantors and Assignor entered into an Agreement (the "June 29th Agreement") pursuant to which (a) the parties agreed to amend certain provisions of the Financing Documents, and (b) Assignor agreed to forbear temporarily from exercising its various rights and remedies under the Financing Documents, subject to the terms and conditions set forth in the June 29th Agreement.

        E. As provided in the June 29th Agreement, Assignor agreed to extend the maturity date of the Revolving Loan until the earlier of June 30, 2000 (the "Revolving Loan Maturity Date") or the occurrence of a default under either the June 29th Agreement or the Financing Documents. Assignor further agreed that in the event the Borrower delivered to Assignor, on or prior to June 30, 2000, a commitment or expression of interest (acknowledged by third parties where appropriate) of additional equity, subordinated debt, mezzanine financing or other collateral or guarantees satisfactory to Assignor sufficient to repay, guarantee or secure at least $1,500,000 of such Over-Advanced Amount, Assignor would further extend the Revolving Loan Maturity Date until the earlier of September 30, 2000 or the occurrence of a new default under the June 29th Agreement or the other Financing Documents.

        F. On December 31, 2000, the Revolving Note matured. As a result thereof, as of said date, the Borrower owed Assignor in excess of $5,215,532 under the Revolving Note. Notwithstanding, the Borrower failed to pay to Assignor the amounts then due.

        G. By virtue of the Borrower's failure to comply with its obligations under the Revolving Note, the Borrower defaulted on its obligations under the other Notes and, as a result thereof, all sums due under said Notes became immediately due and payable.



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        H.      Subsequently thereto, the Borrower and the Guarantors again requested that Assignor extend the maturity date of the Credit Facilities, waive the existing defaults and refrain until at least March 31, 2001 from exercising its other rights and remedies to give them time in which to either (i) find alternative financing and/or (ii) sell the stock and/or assets of the Borrower in order to satisfy their Obligations to Assignor. Assignor agreed to grant such request, subject to and upon the terms and conditions set forth in that certain Modification and Waiver Agreement dated as of February 9, 2001 (the "First Modification").

        I. Simultaneously with the execution of the First Modification, (i) the Guarantors executed and delivered to Assignor a Stock Pledge Agreement pursuant to which the Guarantors pledged to Assignor all of their stockholdings in CynterCorp, Inc. (the "CynterCorp Stock Pledge"); (ii) the Pledgor and Robert
N. Grimes executed and delivered to Assignor a Stock Pledge Agreement pursuant to which they pledged to Assignor all of their stockholdings in Cyntergy (EMEA) Limited (the "Cyntergy UK Stock Pledge") and (iii) Cyntergy (EMEA) Limited executed and delivered to Assignor a Stock Pledge Agreement pursuant to which Cyntergy (EMEA) Limited pledged to Assignor its stockholdings in Cyntergy UK Limited, a UK limited liability company (the "Cyntergy UK Stock Pledge") (the CynterCorp Stock Pledge, the EMEA UK Stock Pledge, and the Cyntergy UK Stock Pledge being hereinafter called collectively the "Stock Pledges").

        J. On or about March 6, 2001, the Borrower entered into a letter of intent with Technology Facility Management Plc of Oxfordshire, England ("TFM"), pursuant to which TFM offered to purchase from the Pledgor and Robert N. Grimes their stockholdings in Cyntergy (EMEA) Limited.

        K. Subsequent thereto, following protracted negotiations with TFM, said parties entered into a stock purchase agreement (the "Stock Purchase Agreement"), pursuant to which the Pledgor and Robert N. Grimes sold to TFM their stockholdings in Cyntergy (EMEA) Limited for $950,000, subject to certain adjustments, if any, provided for therein. In consideration of Assignor's consent to such sale and to release its security interest in the shares of Cyntergy (EMA) Limited, Robert N. Grimes and Cyntergy EMA Ltd. assigned to Assignor the net proceeds realized from such sale as well as their interest in the two promissory notes issued and delivered by TFM in payment of the balance of the purchase price thereof.

        L. On or about August 26, 2001, Borrower, Guarantors, EMEA Delaware and EMEA UK entered into a Forbearance Agreement with Assignor, which provides for forbearance from action under the Loan Documents until the later of the full repayment of the Obligations and September 30, 2001.

        M. Recently, the Borrower informed Assignor that Assignee may be interested in purchasing Assignor's interest in its various Credit Facilities to, and Financing Documents with, the Borrower.

        N. Following numerous discussions between Assignor and Assignee and their respective counsel, Assignee has now offered to purchase from Assignor all of its rights, title and interest in and to the Credit Facilities, the Notes and other Financing Documents, and to assume all obligations thereunder, all upon and subject to the terms and conditions hereinafter set forth.



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        NOW, THEREFORE, for and in consideration of the premises, the covenants herein set forth, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                A G R E E M E N T

        1. Assignment. (a) Effective as of the date that the conditions precedent set forth in Section 3 below have been satisfied or waived in writing by the parties hereto (the "Effective Date"), Assignor SELLS, NEGOTIATES, ASSIGNS, ENDORSES, TRANSFERS, GRANTS, CONVEYS, and DELIVERS unto Assignee (i) all of Assignor's right, title, interest and benefit to, in and under and pursuant to the Financing Agreement, the Notes and other Financing Documents and all sums payable thereunder, and (ii) all of Assignor's obligations and liabilities under and pursuant to the Financing Agreement, the Notes and other Financing Documents (all of the foregoing being hereinafter collectively called the "Assigned Assets"), all without recourse, representations or warranties, express or implied, of any kind whatsoever other than those expressly set forth herein, to have and to hold the same, together with all rights, titles, interests, privileges, claims, demands and equities existing and to exist in connection therewith to Assignee, its successors and assigns forever, all upon the terms and conditions set forth herein.

                (b) Assignor hereby further ASSIGNS and TRANSFERS to Assignee any and all rights that it may have now or in the future to establish or enforce any lien or security interest, securing payment of the indebtedness arising pursuant to the Credit Facilities. Assignor directs that all payments due and to become due under the Financing Agreement, the Notes and other Financing Documents subsequent to the Effective Date be made directly to Assignee and any amounts received by Assignor on or after the Effective Date in contravention of the provisions hereof shall be held in trust by Assignor and promptly paid over by Assignor to Assignee.

        2. Conditions Precedent. (a) The obligation of Assignor to transfer, assign, and convey to Assignee the Assigned Assets is subject to the fulfillment of the following conditions precedent on or before September 28, 2001:

                Payment of Purchase Price. Assignee shall pay to Assignor, in U.S. Dollars and in immediately available funds, the sum of $1,050,000 (the "Purchase Price").

                (b) The obligation of Assignee to purchase the Assigned Assets and assume all obligations and duties of Assignor thereunder is subject to the delivery by Assignor to Assignee, following Assingor's receipt of the Purchase Price, of the following documents:

                        (i)     the Financing Agreement;

                        (ii)    the Notes;

                        (iii)   the Guaranties;

                        (iv)    the June 29th Agreement;

                        (v)     the First Modification;

                        (vi) the CynterCorp Stock Pledge, the shares referenced therein and stock powers delivered in connection therewith;



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                        (vii)   a copy of the Stock Purchase Agreement, between
                                TFM, Robert N. Grimes and the Pledgor; and

                        (viii)  the two Promissory Notes issued by TFM to Robert
                                N. Grimes and the Pledgor jointly, duly assigned to Assignor (collectively, the "TFM Notes").

In addition to the foregoing documents, Assignor shall execute such pleadings or other documents as may be required to substitute Assignee for Assignor in a confession of judgment action filed against Borrower.

        3. Representations of Assignor. Assignor hereby represents to Assignee that:

                (a) Assignor is the sole owner and holder of the Notes and other Financing Documents, free and clear of all liens and encumbrances;

                (b) Assignor has not sold or participated its interest in the Notes or other Financing Documents to anyone;

                (c) as of the date hereof, the Borrower owes Assignor (i) pursuant to the Revolving Note $5,156,144.05, consisting of $5,031,432.86 in principal, $114,381.07 in accrued but unpaid interest, $10,330.12 in late charges, plus legal fees and other expenses, (ii) pursuant to the Term Notes $949,062.90 consisting of $945,485.26 in principal, $3,577.64 in accrued but unpaid interest, plus legal fees and other expenses and (iii) pursuant to the Additional Term Note $90,356.77 consisting of $90,801.86 in principal, $445.09 in accrued but unpaid interest, plus legal fees and other expenses; and

                (d) Assignor has all the requisite corporate power and authority to transfer to Assignee, pursuant to the terms hereof, the Assigned Assets.

        4. Disclaimer of Representations. Except as otherwise specifically set forth in this Assignment, Assignor specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future with respect to the Borrower, the Guarantors, the Pledgor, the Financing Documents, and/or the Assigned Assets, including, without limitation:

                (a) the validity, existence, perfection or priority of any lien or security interest securing the Borrower's, either of Guarantor's or the Pledgor's Obligations;

                (b) the existence or basis for any claim, counterclaim, defense or offset relating to the Credit Facilities;

                (c) the financial condition or ability of the Borrowers or any of the Guarantors to pay or perform any of their obligations under the Financing Documents;



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                (d)     the compliance of the Credit Facilities with any laws,
                        ordinances or regulations of any government or other body; or

                (e) the condition of any collateral securing the Credit Facilities.

        Assignee acknowledges and represents to Assignor that, having been given the opportunity to undertake its own investigation and review of the Credit Facilities and the Financing Documents, Assignee is relying solely on its own investigation and review of the Financing Agreement, other Financing Documents, the Collateral, and the financial condition of the Borrower and the Guarantors, and not on any information provided or to be provided by Assignor. The sale of the Financing Agreement, the Notes, the other Financing Documents and the rights related thereto as provided for herein is made on an "AS IS", "WHERE IS" basis, with all faults, and Assignee, by acceptance of this Assignment, expressly acknowledges that ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, RELATING TO THE BORROWER, THE GUARANTORS, THE PLEDGOR, THE TFM NOTES, OR THE FINANCING DOCUMENTS, EXCEPT AS SPECIFICALLY SET FORTH HEREIN.

        5. Assumption and Agreement by Assignee. Assignee hereby assumes all of Assignor's obligations under the Financing Documents arising on or after the Effective Date. Assignee hereby agrees to indemnify and hold Assignor, its officers, directors, agents and employees, harmless from and against any and all claims, liabilities, damages, expenses or obligations (including reasonable attorney's fees and expenses) of any kind or character in connection with the Financing Documents arising as a result of Assignee's actions or inactions on or after the Effective Date with respect thereto. Assignee represents to Assignor that it has all the requisite power and authority to execute and to deliver this Assignment, and to perform all of its obligations under this Assignment.

        6. Endorsement. Assignor hereby covenants and agrees to execute, without recourse, an endorsement to the Notes, substantially in the forms attached hereto as Exhibit A, B, C respectively, endorsing the same to the order of Assignee, and to execute such further documents as shall be reasonably necessary to effect the purposes of this Assignment, provided that any such documents shall be prepared, executed and delivered at no cost or expense to Assignor. In addition, Assignor agrees to assign, without recourse, to Assignee all of its rights, title and interest in and to the TFM Notes.

        7. Agreements of the Borrower and Guarantors. The Borrower and each of the Guarantors hereby agree that this Assignment is being entered into for their benefit. In consideration thereof, the Borrower and each of the Guarantors hereby covenants and agrees with, and represents and warrants to, Assignor and Assignee, as follows:

                (a) as of the date hereof, they owe Assignor the various sums set forth in Paragraph 4(c) hereof;

                (b) said sums are currently due and payable and that they have no defenses,



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affirmative or otherwise, rights of offset, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Assignor or any agent, affiliate, employee, director or officer of Assignor, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or began prior to the Effective Date in accordance with, pursuant to, or by virtue of, any of the terms or conditions of the Financing Documents;

                (c) they jointly and severally covenant and agree to indemnify, protect, defend, and hold Assignor and Assignee, their respective officers, directors, agents and employees, harmless from any claims, charges, obligations and liabilities arising out of the Financing Agreement and other Financing Documents and the obligations secured thereby arising from acts, occurrences or omissions prior to the Effective Date; and

                (d) they further covenant and agree to pay any fees, charges, or taxes payable in connection with this Assignment, or with respect to the Financing Documents, to the extent provided therein.

        8. Counterparts. This Assignment may be executed in a number of multiple identical counterparts which, when taken together, shall constitute collectively one assignment, but in making proof of this assignment it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

        9. Survival. The provisions of this Assignment shall survive the execution hereof and the sale, transfer and delivery of the Financing Documents to Assignee.

        10. Governing Law. This Assignment shall be construed in accordance with, and governed by, the laws of the State of Maryland excluding any conflict of laws provisions.

        11. Cooperation. Assignor shall execute and deliver, at Assignee's expense, such further documents and take such further steps as may be necessary to effectuate the assignment contemplated in this Agreement.

        IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their seals to this Assignment effective as of the 28th day of September, 2001.

BANK OF AMERICA, N.A.


By:
   -----------------------------------
   Peggy M. Dugan
   Senior Vice President



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CYNTERGY CORPORATION                       CYNTERGY EMEA LTD.


By:                                        By:
   ---------------------------------          ----------------------------------
   Robert N. Grimes
   President


------------------------------------       -------------------------------------
Robert N. Grimes                           Beth Grimes



Accepted and Agreed:

TECHTEAM RETAIL, LLC

By:
   ---------------------------------
     Michael Sosin
     Manager



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                                                                       Exhibit A


                      ENDORSEMENT TO REVOLVING CREDIT NOTE



        WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND OTHER THAN AS SET FORTH IN THAT CERTAIN ASSIGNMENT OF CREDIT FACILITIES AND FINANCING DOCUMENTS DATED SEPTEMBER __, 2001 BY AND AMONG BANK OF AMERICA, N.A., _____________, CYNTERGY CORPORATION, ROBERT N. GRIMES, BETH GRIMES AND CYNTERGY EMEA LTD., PAY TO THE ORDER OF ________________________________.


                                BANK OF AMERICA, N.A.



                                By:
                                   ---------------------------------------
                                   Peggy M. Dugan
                                   Senior Vice President




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

                                                                       Exhibit B


                            ENDORSEMENT TO TERM NOTE



        WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND OTHER THAN AS SET FORTH IN THAT CERTAIN ASSIGNMENT OF CREDIT FACILITIES AND FINANCING DOCUMENTS DATED SEPTEMBER __, 2001 BY AND AMONG BANK OF AMERICA, N.A., _____________, CYNTERGY CORPORATION, ROBERT N. GRIMES, BETH GRIMES AND CYNTERGY EMEA LTD., PAY TO THE ORDER OF ________________________________.


                                BANK OF AMERICA, N.A.



                                By:
                                   ---------------------------------------
                                   Peggy M. Dugan
                                   Senior Vice President



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

                                                                       Exhibit C


                       ENDORSEMENT TO ADDITIONAL TERM NOTE



        WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND OTHER THAN AS SET FORTH IN THAT CERTAIN ASSIGNMENT OF CREDIT FACILITIES AND FINANCING DOCUMENTS DATED SEPTEMBER __, 2001 BY AND AMONG BANK OF AMERICA, N.A., _____________, CYNTERGY CORPORATION, ROBERT N. GRIMES, BETH GRIMES AND CYNTERGY EMEA LTD., PAY TO THE ORDER OF ________________________________.


                                BANK OF AMERICA, N.A.



                                By:
                                   ---------------------------------------
                                   Peggy M. Dugan
                                   Senior Vice President




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